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                                   EXHIBIT B

                    [LETTERHEAD OF MARGOLIS & COMPANY P.C.]

                               December 3, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by Ryka Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated November 27, 1996. We agree with the statements concerning our firm in such Form 8-K.



                                        Very truly yours,

                                        /s/ Margolis & Company P.C.

                                        MARGOLIS & COMPANY P.C.